Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

NewGenIvf Group Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, no par value	(1)	457(o)		$		$6,000,000.00	0.0001381	$828.60
Fees to be Paid	Other	Pre-funded Warrants to purchase Class A Ordinary Shares	(2)	Other						0.00
Fees to be Paid	Equity	Class A Ordinary Shares underlying the Pre-Funded Warrant	(3)	457(o)				0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A Ordinary Shares, no par value	(4)	Other	4,364,044		1.1550	5,040,470.82	0.0001381	696.08
Fees Previously Paid	Equity	Class A Ordinary Shares, no par value	(5)	457(o)				10,000,000.00		1,381.00
Fees Previously Paid	Equity	Pre-funded Warrants to purchase Class A Ordinary Shares	(6)	Other						0.00
Fees Previously Paid	Equity	Class A Ordinary Shares underlying the Pre-Funded Warrant	(7)	457(o)				0.00		0.00
Fees Previously Paid	Equity	Class A Ordinary Shares, no par value	(8)	Other	3,555,893		$0.4320	$1,536,145.77		$212.14

Total Offering Amounts:								$22,576,616.59		3,117.82
Total Fees Previously Paid:										1,593.14
Total Fee Offsets:										0.00
Net Fee Due:										$1,524.68

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”)

Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(2)	The proposed maximum aggregate offering price of the Class A ordinary shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A ordinary share issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Shares and pre-funded warrants (including the Class A ordinary shares issuable upon exercise of the pre-funded warrants), if any, is $6,000,000.
(3)	The proposed maximum aggregate offering price of the Class A ordinary shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A ordinary share issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Shares and pre-funded warrants (including the Class A ordinary shares issuable upon exercise of the pre-funded warrants), if any, is $6,000,000.
(4)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low trading prices on September 9, 2026 of the Registrant’s Class A ordinary shares listed on Nasdaq Capital Market.
(5)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(6)	The proposed maximum aggregate offering price of the Class A ordinary shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A ordinary share issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Shares and pre-funded warrants (including the Class A ordinary shares issuable upon exercise of the pre-funded warrants), if any, is $6,000,000.
(7)	The proposed maximum aggregate offering price of the Class A ordinary shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A ordinary share issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Shares and pre-funded warrants (including the Class A ordinary shares issuable upon exercise of the pre-funded warrants), if any, is $6,000,000.
(8)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.